                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


The Company's only "significant subsidiary," as defined in Rule 1-02(w) of Regulation S-X, is Edison Receivables Company LLC, a Delaware limited liability company.